           Exhibit 10.5

EATON VANCE CORP.

DEFERRED ALPHA INCENTIVE PLAN

I.

Purpose

The purpose of the Deferred Alpha Incentive Plan (the “Plan”) is to reward eligible investment professionals of Eaton Vance Corp. and its subsidiaries and affiliates (the “Company”) for generating above benchmark returns over a multi-year time frame and to align long-term compensation with the investment products that they manage and/or contribute to.

II.

Eligibility

Eligibility for the Plan is limited to investment professionals as determined by the Compensation Committee (the “Committee”) of the Board of Directors of the Company.  Individuals selected by the Committee to participate in the Plan are herein called “Participants.”

III.

Incentive Awards

A.

Grant.  Incentive awards under the Plan (“Incentive Awards”) shall be granted to Participants by the Committee on the first business day in November of each year (or on such other date as determined by the Committee) (such date, the “Grant Date”) and shall be evidenced by a notice of grant (“Notice of Grant”) in such form (written, electronic or otherwise) as the Committee shall determine.

B.

Initial Award Value.  The initial value of a Participant’s Incentive Award (“Initial Award Value”) shall be determined by the Committee and set forth in the Notice of Grant.  For Participants who are located in a jurisdiction with a currency other than the U.S. dollar, the Participant’s Initial Award Value shall be converted into the local currency of such jurisdiction using the spot exchange rate as of the end of the day on the Grant Date and shall be denominated in such local currency in the Notice of Grant.

C.

Maximum Amounts Payable to a Participant.  The maximum aggregate amount payable to any Participant under the Plan shall not exceed $10,000,000 per fiscal year.

IV.

Performance Metric

A.

Plan Cycle.  The plan cycle for an Incentive Award (“Plan Cycle”) is the three-year period beginning on Grant Date and ending on (and including) October 31 of the third year following the year in which the Incentive Award is granted.  For example, in the case of an Incentive Award granted on November 2, 2015, the Plan Cycle is November 2, 2015 to October 31, 2018.

B.

Performance Period.  The performance period for an Incentive Award (“Performance Period”) is the three-year period beginning on October 1 of the year in which the Incentive Award is granted and ending on (and including) September 30 of the third year following the year in which the Incentive Award is granted (or such other period established by the Committee for such Incentive Award).  For example, in the case of an Incentive Award granted on November 2, 2015, the Performance Period is October 1, 2015 to September 30, 2018.

C.

Measure of Investment Performance.  A Participant’s Incentive Award will be tied to the performance of one or more of the Company’s investment products (e.g. a mutual fund, seed account, etc.) aligned with the Participant and/or the Participant’s team, as designated by the Committee in the Notice of Grant.  If a Participant’s Incentive Award is tied to the performance of more than one investment product, the Initial Award Value shall be apportioned among the investment products in the Notice of Grant.  Performance of an investment product will be measured as the annualized gross return over the Performance Period (“Annualized Gross Return”) in excess of the benchmark established by the Committee for the Incentive Award (the “Benchmark”) (such excess, “Annualized Gross Excess Return”).

For purposes of the Plan, Annualized Gross Excess Return shall be determined by the Committee as follows: At the start of a Performance Period, both an investment product and the investment product’s Benchmark will be zero.  To calculate the Annualized Gross Excess Return, the investment product’s monthly gross return (which is calculated by adding back in all investment product expenses to the net total return performance) and the Benchmark’s monthly return will be taken from a third party vendor (such as Morningstar or Lipper) as reported by such vendor as of the end of the day immediately following the close of the Performance Period.  Such monthly data for each of the investment product and the Benchmark will be annualized over the Performance Period to calculate Annualized Gross Return for the investment product and annualized return for the Benchmark, respectively.  The calculation of the Annualized Gross Return for the investment product and annualized return for the Benchmark can be expressed in the Excel formula of (=PRODUCT(1+[range of monthly gross return]^(1/3)-1).  The Annualized Gross Excess Return generated by the Participant will then be calculated by subtracting the annualized return for the Benchmark from the Annualized Gross Return for the investment product.  For example, if a Participant with respect to a given investment product was able to achieve an Annualized Gross Return of 10% over the Performance Period and the Benchmark over the Performance Period was an annualized return of 9%, then the Annualized Gross Excess Return will be 1% percent, or 100 basis points.

If an investment product with respect to which performance under an Incentive Award is to be measured has multiple share classes, the monthly gross return for such investment product shall be calculated as the simple average of each share class that exists for the entire duration of each month.

D.

Establishment of Benchmark.  The Benchmark for an Incentive Award shall be established by the Committee at the time the Incentive Award is granted and shall be set forth in the Notice of Grant.  In the case of Incentive Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Benchmark shall in any event be established not later than ninety (90) days after the beginning of the Performance Period, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

V.

Payment Terms

Each payment of an amount attributable to an Incentive Award shall be subject to the following terms:

A.

Calculation of Payout.  The amount that shall be paid in settlement of an Incentive Award (the “Payout”) shall be calculated as of the end of the Performance Period on the following performance scale:

1.

If the Annualized Gross Excess Return is 100 basis points, the Payout will be equal to the Initial Award Value.

2.

If the Annualized Gross Excess Return exceeds 100 basis points, the Payout will be equal to the sum of (i) the Initial Award Value plus (ii) 1% of the Initial Award Value for each basis point in excess of 100.  For example, Annualized Gross Excess Return of 200 basis points will result in a Payout equal to 200% of the Initial Award Value.

3.

If the Annualized Gross Excess Return is less than 100 basis points, the Payout will be equal to the Initial Award Value reduced by 1% of the Initial Award Value for each basis point below 100.  For example, Annualized Gross Excess Return of 50 basis points will result in a Payout equal to 50% of the Initial Award Value.

4.

If Annualized Gross Excess Return is 0 basis points or less, the Payout will be $0.

5.

The maximum Payout for an Incentive Award shall be 500% of the Initial Award Value.

If a Participant’s Incentive Award is tied to the performance of more than one investment product, the total Payout with respect to such Incentive Award shall equal the sum of the individual Payouts that the Participant would have received if each portion of the Initial Award Value (as designated in the Notice of Grant) was a separate Incentive Award with respect to the applicable investment product.

B.

Method and Timing of Payment.  Payouts under the Plan shall be paid in cash and in the currency in which the Initial Award Value is denominated in the Notice of Grant.  Except as otherwise provided under Section VI, payouts shall be paid as soon as reasonably practicable after the end of the Plan Cycle, but in any event shall be paid no later than the later of (i) two and a half (2½) months after the end of the Company’s tax year in which the payment is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code and the regulations thereunder) and (ii) two and a half (2½) months after the end of the Participant’s tax year in which the payment is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code and the regulations thereunder).

Notwithstanding anything to the contrary in this Plan or in any agreement between the Company and a Participant, in the case of an Incentive Award that is intended to qualify as

“performance-based compensation” under Section 162(m) of the Code, in no event shall any payment be made with respect to such Incentive Award unless and until the Committee has certified in writing (in such manner as shall be consistent with the regulations under Section 162(m) of the Code) the Annualized Gross Excess Return and the calculation of the Participant’s Payout.

C.

Employment Requirement.  Except as specifically set forth in this Plan or in the Notice of Grant or, in the case of a Participant who is not a Covered Employee (as defined in Section VIII.C below), except as otherwise determined by the Committee, a Participant must be continuously employed by the Company from the date of grant of the Incentive Award through the end of the Plan Cycle in order to be eligible to receive a Payout under the Plan.

D.

Investment Product Changes.  The Committee shall determine the effect on an Incentive Award in the event that any investment product with respect to which performance under an Incentive Award is to be measured is changed during the Performance Period.  No adjustments shall be made to the performance measure or to any Incentive Award as a result of a name change to an investment product made after the Grant Date.

E.

Adjustments.  Notwithstanding any provision of the Plan, with respect to any Incentive Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the Payout with respect to such Incentive Award.

VI.

Termination of Employment; Transfers.

A.

General.  The Committee shall determine the effect on an Incentive Award of the termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant during a Plan Cycle; provided, however, that with respect to any Incentive Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

B.

Termination Without Cause.  In the event that a Participant’s employment with the Company is terminated by the Company without Cause (as defined below) prior to the end of a Plan Cycle, then the Participant’s Incentive Award shall be cancelled and the Committee shall determine, in its sole discretion, whether the Participant shall receive any Payout with respect to such Incentive Award, the amount and timing of such Payout, if any, and the terms and conditions of such Payout (including a requirement that the Participant execute a release of claims in favor of the Company).  Notwithstanding the foregoing, for any Incentive Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no Payout pursuant to this Section VI.B shall exceed the Payout that the Participant would have been entitled to had the Participant continued to participate in the Plan pursuant to the original terms of his or her Incentive Award for the entire Plan Cycle based on actual performance determined under Section V.A, with such Payout to be made at the end of the Plan Cycle at the time specified in Section V.B.  Any Payout to a Participant under this Section VI.B may be reduced pro rata in the sole discretion of the Committee.

For purposes of the Plan, “Cause” means, with respect to any Participant, (i) such Participant’s failure to perform and discharge his or her duties and responsibilities for any reason other than death or disability, (ii) such Participant’s engagement in an action or course of conduct that in the reasonable judgment of the Committee (A) constitutes fraud, embezzlement or theft, (B) violates the Company’s Code of Business Conduct or Code of Ethics as then in effect, (C) constitutes a crime, (D) violates any rule, regulation or law to which the Company or subsidiary is subject, (E) is negligent, or (F) harms the Company or subsidiary or either the Company or the subsidiary’s reputation, (iii) the sanction or censure of such Participant by any regulatory or administrative body (including without limitation federal, foreign, state and local), or (iv) such Participant’s failure to maintain any license or registration required for the Participant to perform the functions of the Participant’s position.

C.

Death; Disability.  In the event that a Participant’s employment with the Company terminates due to the Participant’s death or Disability (as defined below) prior to the end of a Plan Cycle, then the Participant’s Incentive Award shall be cancelled and the Participant shall receive a Payout with respect to such Incentive Award calculated as of the date of termination of employment as follows:

1.

With respect to the portion of the Performance Period ending on the date of the Participant’s termination of employment, the Payout shall be calculated based on the actual Annualized Gross Excess Return for such portion of the Performance Period through the month end that includes the termination date.

2.

With respect to the remainder of the Performance Period following the date of the Participant’s termination of employment, the Payout shall be calculated assuming that the Annualized Gross Excess Return over the remainder of the Performance Period is 100 basis points starting with the month following the termination date.

The Payout shall be paid in cash to the Participant within 60 days following the date of the Participant’s termination of employment due to such death or Disability, provided that in the case of notice of the Participant’s death, the Payout shall be paid to a beneficiary designated, in a manner determined by the Committee, by the Participant to receive amounts due to the Participant under the Plan or, in the absence of an effective designation by a Participant, to the Participant’s estate.

For purposes of the Plan, “Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

D.

Investment Product Assignment Changes and Transfers.

1.

If, during the Plan Cycle, the Participant is assigned a new investment product or is transferred to a new position with investment product responsibility within the Company and a determination by the Committee is made to accordingly adjust the Participant’s outstanding Incentive Award, then the Participant’s Incentive Award shall remain outstanding, and at the end of the Performance Period, the Participant’s Payout shall be calculated as follows: (i) for the portion of the Performance Period prior to the new assignment or transfer (through the month end that includes the assignment or transfer date), by reference to the performance metric and Benchmark set by the Committee for the Participant’s position during such portion of the Performance Period and (ii) for the portion of the Performance Period following the new assignment or transfer (starting with the subsequent month), by reference to the performance metric and Benchmark set by the Committee for the Participant’s new assignment or position, unless otherwise determined by the Committee.  The Payout shall be paid in the manner and timing set forth in Section V.B.  Notwithstanding the foregoing, for any Incentive Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Payout shall equal the Payout that the Participant would have been entitled to had the Participant continued to participate in the Plan pursuant to the original terms of his or her Incentive Award (using the originally established investment product) based on actual performance determined under Section V.A.

2.

If, during a Plan Cycle, the Participant is transferred to a new position without investment product responsibility, then the Participant’s Incentive Award shall remain outstanding and, at the end of the Performance Period, the Participant’s Payout shall be calculated as follows: (i) with respect to the portion of the Performance Period ending on the date of transfer, the Payout shall be calculated based on the actual Annualized Gross Excess Return for such portion of the Performance Period (through the month end that includes the transfer date), and (ii) with respect to the remainder of the Performance Period following the date of transfer, the Payout shall be calculated assuming that the Annualized Gross Excess Return over the remainder of the Performance Period (starting with the subsequent month) is 100 basis points, unless determined otherwise by the Committee.  The Payout shall be paid in the manner and timing set forth in Section V.B.  Notwithstanding the foregoing, for any Incentive Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Payout shall equal the Payout that the Participant would have been entitled to had the Participant remained eligible to participate in the Plan pursuant to the original terms of his or her Incentive Award (using the originally established investment product), with such Payout to be made at the end of the Plan Cycle at the time specified in Section V.B. based on actual performance determined under Section V.A.

3.

If, during a Plan Cycle, one or more of the investment products with respect to which performance under a Participant’s Incentive Award is measured is cancelled or otherwise ceases to exist, then the Participant’s Incentive Award shall remain outstanding and, at the end of the Performance Period, the Participant’s Payout with respect to the portion of the Initial Award Value allocated to the cancelled investment product (as designated in the Notice of Grant) shall be calculated as follows: (i) with respect to the portion of the Performance Period ending on the date on which the investment product was cancelled or otherwise ceased to exist, the Payout shall be calculated based on the actual Annualized Gross Excess Return for such portion of the Performance Period (through the month end that includes the date of such cancellation or cessation), and (ii) with respect to the remainder of the Performance Period following the date on which the investment product was cancelled or otherwise ceased to exist, the Payout shall be calculated assuming that the Annualized Gross Excess Return over the remainder of the Performance Period (starting with the subsequent month) is 100 basis points, unless determined otherwise by the Committee.  The Payout shall be paid in the manner and timing set forth in Section V.B.  Notwithstanding the foregoing, for any Incentive Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the portion of the Initial Award Value that was allocated to the cancelled investment product (as designated in the Notice of Grant) shall be forfeited and the Participant shall receive no Payout with respect to such forfeited portion.

VII.

Change in Control.

In the event of a Change in Control (as defined below) of the Company during a Plan Cycle, except as otherwise provided by the Committee in its sole discretion, any outstanding Incentive Awards shall continue on their existing terms, except for any necessary adjustment by the Committee as a consequence of the impact of the Change in Control on the Company; provided, however, that if, following the consummation of a Change in Control during a Plan Cycle, a Participant’s employment with the Company (or the acquiring or succeeding entity) is terminated by the Company (or the acquiring or succeeding entity) without Cause, the Participant’s Incentive Award shall be cancelled and the Participant shall receive a Payout with respect to such Incentive Award calculated as of the date of termination of employment as if the Plan Cycle ended on the date of the Participant’s termination of employment.  The Payout shall be calculated with reference to the full Incentive Award amount (based on performance through  the termination of employment as described in the preceding sentence), without reduction based on the number of days elapsed in the original Plan Cycle or otherwise.  The Payout shall be paid to the Participant in cash within 60 days following the date of the Participant’s termination of employment.

For purposes of the Plan, unless otherwise determined by the Committee, a “Change in Control” shall be deemed to occur upon any of the following transactions:

(a)

The acquisition, other than from the Company or with the Company’s interest, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding shares of Company stock entitled to vote generally in the election of directors (“Company Voting Stock”); provided, that any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall not constitute a Change in Control.

(b)

Approval by the voting stockholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case with respect to which all or substantially all of the individuals and entities who are the respective beneficial owners of the Company Voting Stock immediately prior to such Business Combination will not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then combined voting power of the then outstanding Company Voting Stock entitled to vote generally in the election of directors of the Company or other entity resulting from the Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination; or

(c)

Approval by the holders of the Company Voting Stock of (i) a complete liquidation or dissolution of the Company, (ii) a sale or other disposition of all or substantially all of the assets of the Company, (iii) a sale or disposition of Eaton Vance Management (or any successor thereto) or of all or substantially all of the assets of Eaton Vance Management (or any successor thereto), or (iv) an assignment by any direct or indirect investment adviser subsidiary of the Company of investment advisory agreements pertaining to more than 50% of the aggregate assets under management of all such subsidiaries of the Company, in the case of (ii), (iii) or (iv) other than to a corporation or other entity with respect to which, following such sale or disposition or assignment, more than 50% of the outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Stock immediately prior to such sale, disposition or assignment in substantially the same proportion as their ownership of the Company Voting Stock immediately prior to such sale, disposition or assignment.

Notwithstanding the foregoing, the following events shall not cause, or be deemed to cause, and shall not constitute, or be deemed to constitute, a Change of Control:

(a)

The acquisition, holding or disposition of Company Voting Stock deposited under the Voting Trust Agreement dated as of October 30, 1997, as amended, of the voting trust receipts issued therefore, any change in the persons who are voting trustees thereunder, or the acquisition, holding or disposition of Company Voting Stock deposited under any subsequent replacement voting trust agreement or of the voting trust receipts issued therefore, or any change in the persons who are voting trustees under any such subsequent replacement voting trust agreement; provided, that any such acquisition, disposition or change shall have resulted solely by reason of the death, incapacity, retirement, resignation, election or replacement of one or more voting trustees.

(b)

Any termination or expiration of a voting trust agreement under which Company Voting Stock has been deposited or the withdrawal therefrom of any Company Voting Stock deposited thereunder, if all Company Voting Stock and/or the voting trust receipts issued therefore continue to be held thereafter by the same persons in the same amounts.

(3)

The approval by the holders of the Company Voting Stock of a reorganization of the Company into different operating groups, business entities or other reorganization after which the voting power of the Company is maintained as substantially the same as before the reorganization by the holders of the Company Voting Stock.

A Change in Control shall not occur for purposes of the Plan unless it constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) if the Incentive Award is subject to Section 409A of the Code.

VIII.

Administration.

A.

General.  The Plan shall be administered by Committee.  The Committee shall have complete discretion to construe and administer the Plan, to grant Incentive Awards, to determine Initial Award Values, to establish Benchmarks, to calculate Payouts, and otherwise to do all things necessary or appropriate to carry out the Plan.  The Committee is not obligated to grant Incentive Awards to any particular Participants under the Plan.  Actions by the Committee under the Plan shall be conclusive and binding on all persons.

B.

Delegation.  To the extent permitted by applicable law, the Committee may delegate any or all of its powers under the Plan to the Compensation Committee of Eaton Vance Management, provided that the Committee may not delegate its powers with respect to Incentive Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  In addition, to the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the power to grant Incentive Awards and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall determine the terms and conditions under which Incentive Awards may be granted by such officers, and provided further that such officers may not grant Incentive Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  All references in the Plan to “Committee” shall include the Compensation Committee of Eaton Vance Management or any officers of the Company to the extent that the Committee’s powers or authorities under the Plan have been delegated to such Compensation Committee or officers.

C.

Section 162(m) Committee.  Notwithstanding any other provisions of the Plan, any Incentive Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be granted only by the Committee (or a subcommittee of the Committee) comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m) of the Code.  In the case of Incentive Awards granted to Covered Employees, references to the Committee in the Plan shall be treated as referring to such Committee (or subcommittee).  “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

IX.

General Provisions.

A.

No Right to Employment; Participant’s Rights.  Nothing in the Plan shall entitle any Participant to continued employment with the Company and its subsidiaries, and the loss of benefits or potential benefits under the Plan shall in no event constitute an element of damages in any action brought against the Company or its subsidiaries. A Participant shall not have any claim to be granted an Incentive Award under the Plan, or to be paid any specific amount pursuant to an Incentive Award.

B.

Non-U.S. Participants.  With respect to any Participant who is employed outside the United States, the Incentive Awards granted to such Participant shall be subject to such additional terms and conditions as are required by the jurisdiction in which the Participant is performing services or otherwise as required by law.

C.

Withholding of Taxes; Section 409A.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan any federal, state, local or non-U.S. taxes required by law to be withheld.  This Plan and the Payouts that may be made hereunder are intended to be exempt from or to comply with Section 409A of the Code and shall be interpreted consistently therewith.  Notwithstanding the foregoing, the Company shall have no liability to any Participant or to any other person if the Plan and/or any Payout is not so exempt or compliant.

D.

Unfunded Status of Plan.  The Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to payments not yet made to a Participant by the Company pursuant to an Incentive Award, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

E.

No Assignment of Benefits.  No Incentive Award or other benefit payable under the Plan shall, except as otherwise specifically provided under the Plan, by law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any Incentive Award or other benefit shall be void.

F.

Amendment; Termination.  The Committee may at any time, in its sole discretion, amend or terminate the Plan, provided that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the voting stockholders of the Company.  Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of the Participant, without the Participant’s consent, under any Incentive Award theretofore issued under the Plan.

G.

Clawback Policies.  Any Incentive Award or other benefit payable under the Plan shall be subject to the Company’s clawback policies as may be in effect from time to time.

H.

Effective Date; Stockholder Approval.  The Plan is effective on October 30, 2015, the date it was approved by the Company’s stockholders, provided that any amounts payable under the Plan shall be subject to the approval of the material terms of the Plan by the Company’s stockholders in the manner required under Section 162(m) of the Code in order for such amounts to be eligible to qualify as performance-based compensation under Section 162(m) of the Code, to the extent not already so approved.